As filed with the Securities and Exchange Commission on May 10, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2354007
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

1240 Broadcasting Road
Wyomissing, Pennsylvania	19610
(Address of Principal Executive Offices)	(Zip Code)

VIST Financial Corp. 2007 Equity Incentive Plan

(Full title of the plan)

Robert D. Davis
President and Chief Executive Officer
VIST Financial Corp.
1240 Broadcasting Road
Wyomissing, Pennsylvania 19610

(610) 208-0966
(Name, address and telephone number of agent for service)

Copies to:

David W. Swartz, Esquire
Stevens & Lee
111 North Sixth Street
P.O. Box 679
Reading, Pennsylvania  19603-0679
(610) 478-2184

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $5.00 par value per share (and associated stock purchase rights)	140,401 shares	$7.31	$1,026,331.30	$119.16

(1)  Pursuant to Rule 416, this Registration Statement covers, in addition to the number of shares stated herein, an indeterminate number of shares that may be subject to grant or otherwise issuable by reason of stock splits, stock dividends, or similar transactions.

(2)  Estimated pursuant to Rule 457(c) and (h)(1) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices for a share of the Registrant’s common stock on May 5, 2011, as reported on the NASDAQ Global Select Market.

EXPLANATORY STATEMENT

This Registration Statement on Form S-8 is filed by VIST Financial Corp. (the “Company”) to register an additional 140,041 shares of its common stock authorized for issuance under the VIST Financial Corp. 2007 Equity Incentive Plan (the “2007 Plan”) (formerly known as the Leesport Financial Corp. 2007 Equity Incentive Plan).  The Company filed a Form S-8 Registration Statement with the Securities and Exchange Commission (“SEC”) on June 15, 2007 (File No. 333-143790) covering the registration of 676,572 shares of the Company’s common stock under the 2007 Plan.  Pursuant to General Instruction E of Form S-8, the contents of the June 15, 2007 registration statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

Item 8.  Exhibits

Exhibits:

Number	Description

5.1	Opinion of Stevens & Lee, P.C.

23.1	Consent of ParenteBeard LLC

23.2	Consent of Stevens & Lee, P.C. (Included in Exhibit 5.1.)

24.1	Powers of Attorney of Directors and Officers. (Included on signature page.)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned in the Borough of Wyomissing, Commonwealth of Pennsylvania on January 18, 2011.

VIST Financial Corp.

By:	/s/ Robert D. Davis
Robert D. Davis
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert D. Davis, Edward C. Barrett, and Jenette Eck, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and this requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title

/s/ Robert D. Davis	President and Chief Executive Officer,	January 18, 2011
Robert D. Davis	Director (Principal Executive Officer)

/s/ Edward C. Barrett	Chief Financial Officer (Principal Financial	January 18, 2011
Edward C. Barrett	Officer and Principal Accounting Officer)

/s/ James H. Burton	Director	January 18, 2011
James H. Burton

/s/ Patrick J. Callahan	Director	January 18, 2011
Patrick J. Callahan

/s/ Robert D. Carl, III	Director	January 18, 2011
Robert D. Carl, III

/s/ Charles J. Hopkins	Director	January 18, 2011
Charles J. Hopkins

/s/ Philip E. Hughes, Jr.	Director	January 18, 2011
Philip E. Hughes, Jr.

/s/ Andrew J. Kuzneski, III	Director	January 18, 2011
Andrew J. Kuzneski, III

/s/ M. Domer Leibensperger	Director	January 18, 2011
M. Domer Leibensperger

/s/ Frank C. Milewski	Vice Chairman of the Board, Director	January 18, 2011
Frank C. Milewski

/s/ Michael J. O’Donoghue	Director	January 18, 2011
Michael J. O’Donoghue

/s/ Harry J. O’Neill, III	Director	January 18, 2011
Harry J. O’Neill, III

/s/ Karen A. Rightmire	Director	January 18, 2011
Karen A. Rightmire

/s/ Alfred J. Weber	Chairman of the Board, Director	January 18, 2011
Alfred J. Weber

EXHIBIT INDEX

Number	Description

5.1	Opinion of Stevens & Lee, P.C.

23.1	Consent of ParenteBeard LLC

23.2	Consent of Stevens & Lee, P.C. (Included in Exhibit 5.1.)

24.1	Powers of Attorney of Directors and Officers. (Included on signature page.)